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                                                                   Exhibit 10.19

                                LINENS 'N THINGS
                                  June 14, 2004

                             STOCK OPTION AGREEMENT



To: Jack E. Moore, Jr.,

On June 14, 2004, you were awarded an option to purchase 200,000 shares (this "Option") of the common stock $.01 par value per share (the "Shares") of Linens 'n Things, Inc. (the "Company") pursuant to the New Hire Authorization (the "Authorization"). It is the Company's philosophy that an enhanced sense of ownership by employees is an important element of our long-term success. This stock option grant allows you to share in the continued success of the Company under the Authorization.

By signing a copy of this Stock Option Agreement (this "Agreement"), you hereby agree to the following terms and conditions:

        1. INCORPORATION BY REFERENCE OF PLAN. The provisions of the Authorization are incorporated by reference herein and shall govern as to all matters not expressly provided for in this Agreement. Terms not defined in this Agreement have the meanings set forth in the Authorization. In the event of any conflict between the terms of this Agreement and the Authorization, the terms of the Authorization shall govern.

        2. OPTION EXERCISE PRICE. The option exercise price of the 200,000 shares awarded to you is $27.01 per share, based on the "Fair Market Value" as of June 14, 2004.

        3. VESTING. Options may be exercised in one-third increments if, and at such point, over ten non-consecutive days in an established period of thirty days, as set forth in this agreement as the closing price of Company common stock is $31.06, $40.38, and $55.32 respectively. Under no conditions will any stock options be exercisable before June 14, 2005. 100% of the options become exercisable on May 14, 2011, except as provided elsewhere in this Agreement. The options expire on June 14, 2011.

         Percentage Of Shares Which               Price On Which Such
         May Be Purchased Hereunder               Shares May Be Purchased
         --------------------------               -----------------------

         33.34%                                   $31.06
         33.33%                                   $40.38
         33.33%                                   $55.32

        4.      VESTING ON DEATH OR RETIREMENT.

        (a) Upon your death, all shares granted as part of the Option shall become immediately exercisable without regard to the vesting schedule contained in Section 3 of this Agreement for a period of one year after the date of your death.

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        (b)     Upon your "Retirement," you will be entitled to continued
vesting of this Option for the remainder of the exercise period of such Options as provided in Section 6 of this Agreement. For the purposes of this Agreement, "Retirement" shall mean the earlier of (i) termination of employment with the Company at or after attaining age 55 and 15 years of service with the Company or
(ii) attaining age of 60.

        5. VESTING ON TERMINATION OF EMPLOYMENT. Upon the termination of your employment by the Company by reason other than by your death or Retirement, you will be entitled to exercise only the percentage of this Option which has vested as of your termination date and the following restrictions shall apply:

        (a) If your employment by the Company is terminated by the Company for any reason other than by "Cause" (as defined below), by reason of "Cause" (as defined below), or if you resign from your employment with the Company, no portion of this Option (regardless of vesting) shall be exercisable after such termination date.

        (b) For the purposes of the Agreement, "Cause" shall include (i) engaging in gross misconduct, fraud, dishonesty, gross negligence or insubordination, (ii) willful misconduct, (iii) an indictment (or similar criminal proceeding) being brought against you for the alleged commission of felony, (iv) becoming subject to a judgment, order, consent decree, consent order, ruling or finding in connection with any federal or state government proceeding, including without limitation, an enforcement, cease and desist, inquiry or other proceeding before the Securities and Exchange Commission, in which you are sanctioned (whether or not denying or admitting the underlying violation or liability) for any violation of the securities laws and/or enjoined from any future violation of the securities laws; or (v) "cause" as defined in your employment agreement with the Company, if applicable.

        6. EXPIRATION OF OPTIONS. Notwithstanding anything to the contrary set forth in Sections 3, 4, 5 of this Agreement, under no circumstances shall this Option be exercisable after seven years or such shorter period as is prescribed in the Authorization or this Agreement.

        7. DESIGNATED BENEFICIARY. You may designate a Beneficiary who will have the right to exercise this Option after your death according to the terms and conditions of this Agreement and the Authorization. The form which may be used for this purpose is attached to this Agreement. IF YOU DO NOT DESIGNATE A BENEFICIARY BY COMPLETING THE ATTACHED FORM AND RETURNING IT TO THE COMPANY, THE COMPANY WILL AUTOMATICALLY DEFAULT PAYMENT TO YOUR ESTATE.

        8. EXERCISE. This Option shall be exercised by notice to the Company, accompanied by (i) full payment in cash or check (or Shares), or (ii) an election to exercise this Option by means of a "cashless exercise." The procedure and form for any such "cashless exercise" will be provided to you. However, any "cashless exercise" is subject to the insider trading rules under the federal securities laws and you are prohibited by such securities laws from selling or otherwise trading in the Company's common stock at a time when you are in possession of material information which has not been publicly disclosed. You agree that you will be subject

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to the Company's "black-out" policy and to the Company's "blackout" period(s)
during the term of your employment with the Company.

        9. RIGHTS AS A SHAREHOLDER. You shall have no rights as a shareholder with respect to any shares which may be purchased by exercise of this Option unless and until a certificate representing such shares is duly issued and delivered to you. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued except as may be determined in accordance with Section (c) of the Authorization.

        10. WITHHOLDING TAXES. The Company's obligation to deliver shares upon the exercise of this Option shall be subject to your satisfaction of all applicable federal, state and local income tax, employment tax and withholding requirements.

        11. RESTRICTIONS ON TRANSFER. This Option shall not be transferred, assigned, pledged or hypothecated and shall not be subject to execution, attachment or similar process. In the event the terms of this paragraph are not complied with by you or if this Option is subject to execution, attachment or similar process, this Option shall immediately become null and void.

        12. ANTI-DILUTION PROVISIONS. If prior to expiration of this Option, there shall occur any change in the outstanding shares of the Company's common stock by reason of any stock dividend, stock split, combination or exchange of such shares of common stock, merger, consolidation, recapitalization, reorganization, liquidation, dissolution, or similar event, and as often as the same shall occur, then the kind and number of shares subject to this Option, or the purchase price per share of such common stock, or both, may be adjusted by the Compensation Committee of the Board of Directors (the "Committee") in such manner as it may deem equitable, the determination of which shall be binding and conclusive. Failure of the Committee to provide for any such adjustment shall be conclusive evidence that no adjustment is required.

        13. ACCEPTANCE OF PROVISIONS. The execution of this Agreement by you shall constitute your acceptance of and agreement to all of the terms and conditions of the Authorization and this Agreement.

        14. CHANGE IN CONTROL. This Option shall become immediately exercisable and fully vested upon a Change in Control (as such term is defined in the Authorization) and shall remain exercisable and vested for a 90-day period following a Change in Control without regard to any termination of employment.

        15. CONFIDENTIALITY AND RESTRICTIVE COVENANT PROVISIONS. In consideration of the grant of stock options to you and the compensation now and hereafter paid to you, you hereby acknowledge and agree as follows:

        (a)     CONFIDENTIALITY

        (i) You are aware that the Company owns proprietary and confidential information and materials covering or related to the Company's finances, business and operations which from time to time may be disclosed to you or to which you may obtain access or develop or create on behalf of the Company. Such information and materials may include, but are not limited to, sales information, plans and projections, trade secrets, marketing plans, product plans, margin information, vendor compensation, store plans and information, pricing

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                techniques and plans, training programs, strategies, statistical data, forecasts, replenishment programs and systems and other information concerning the Company and its past, present or future operations, financing, sales, marketing or business (collectively "Confidential Information"). Confidential Information does not include information which is or becomes known generally by the public other than through your breach of this Agreement. You acknowledge the confidential and secret character of the Confidential Information and agree that the Confidential Information is the sole, exclusive and extremely valuable property of the Company which gives the Company an advantage over its competitors and is critical to the success of the Company and its business.

        (ii) All Confidential Information is the property of the Company and neither your employment nor the disclosure of such information to you should be construed to grant any right, license or authorization to you to use the Confidential Information except in connection with the performance by you of the services for which you are employed by the Company. You will not during your employment by the Company or at any time thereafter exploit, reproduce or use for yourself or any third parties, or divulge or convey to any third parties, any Confidential Information except to the extent that Confidential Information shall be required to be used and/or divulged in order to enable you to perform in the ordinary course the services for which you are then currently employed by the Company.

        (iii) You will comply with all regulations established by the Company to maintain the confidentiality of the Confidential Information and will not remove Confidential Information from your place of employment without the express consent of the Company.

        (iv) On termination of your employment with the Company or at any other time as the Company may request, you shall end all use of any Confidential Information and return to the Company all originals and copies of any Confidential Information then in or thereafter coming into your possession (in whatever form and however such Confidential Information might be obtained or recorded). You shall not thereafter retain a copy of any such Confidential Information.

        (b)     RESTRICTIVE COVENANT

        (i)     During your employment by the Company and for a period of two
                (2) calendar years thereafter (the "Restriction Period"), you will not, alone or with others, directly or indirectly, induce or attempt to induce any person who, during the term of your employment with the Company, was an employee or representative of the Company, to terminate his or her employment or relationship with the Company or to violate the terms of any agreement between such employee or representative and the Company, or hire or attempt to hire any employee of the Company within one hundred eighty (180) after the termination of such employee's relationship with the Company.

        (ii)    During your employment by the Company and for a period of two
                (2) calendar years thereafter, You will not accept any employment or related position, or act

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                as a consultant (either directly or indirectly) with the
                following competitors of the Company: Bed Bath & Beyond, Party City, Spencer Gifts, J.C. Penny's, Target, Ross stores, TJ Maxx Corp, or Federated Department stores. In the case of a termination of employment by the Company for any other reason than by "Cause" (as defined in Section 5(b)), the Restriction Period shall terminate immediately upon the employee's termination of employment.

        (iii) You agree that the above restrictions are reasonable and necessary in light of your position and responsibilities with the Company.

        (c)     REMEDIES

        (i) You acknowledge that the Company will not have an adequate remedy at law for your breach of any provision of this Section
                15. You consent to the entry of injunctive or other appropriate equitable relief against you with respect to any such breach (without proof of monetary or immediate damage and without any bond or other security being required), in addition to any other remedies which might be available to the Company at law or in equity.

        (ii) UPON YOUR BREACH OF THIS SECTION 15, (A) ALL OUTSTANDING OPTIONS GRANTED TO YOU TO PURCHASE COMMON STOCK OF THE COMPANY, WHETHER GRANTED PURSUANT TO THIS AGREEMENT OR ANY EARLIER AGREEMENT, REGARDLESS OF, WHETHER VESTED OR NOT VESTED, IN WHOLE OR IN PART, SHALL BE CANCELLED AND/OR (B) IF SUCH CONDUCT OR ACTIVITY OCCURS WITHIN TWO YEARS FOLLOWING THE EXERCISE OF ANY SUCH OPTION, YOU SHALL BE REQUIRED TO REPAY TO THE COMPANY ANY GAIN REALIZED UPON THE EXERCISE OF SUCH OPTION (WITH SUCH GAIN VALUED AS OF THE DATE OF EXERCISE). ANY REPAYMENT OBLIGATION MAY BE SATISFIED IN THE COMPANY'S COMMON STOCK OR CASH OR A COMBINATION THEREOF (BASED UPON THE FAIR MARKET VALUE OF COMMON STOCK ON THE DAY PRIOR TO THE DATE OF PAYMENT) AND THE COMMITTEE OR THE BOARD IS HEREBY PERMITTED AND EXPRESSLY AUTHORIZED BY YOU TO OFFSET AGAINST ANY FUTURE PAYMENTS OWED BY THE COMPANY OR OF ITS SUBSIDIARIES TO YOU (INCLUDING ANY SALARY, BONUS, SEVERANCE OR OTHER COMPENSATION) TO SATISFY THE REPAYMENT OBLIGATION. THE DETERMINATION OF WHETHER YOU HAVE BREACHED THIS SECTION 15 SHALL BE DETERMINED BY THE COMMITTEE OR THE BOARD IN GOOD FAITH. THIS
                SECTION 15 SHALL HAVE NO APPLICATION FOLLOWING A TERMINATION OF EMPLOYMENT FOLLOWING A CHANGE IN CONTROL (AS DEFINED IN THE AUTHORIZATION).

        (iii) You agree to reimburse the Company for all costs and expenses (including, without limitation, court costs and the reasonable fees and expenses of attorneys) incurred by the Company in connection with any action by the Company seeking to enforce this Section 15.

        (iv) If any court of competent jurisdiction determines that any provision of this Section 15, as written, is too broad in scope or duration to be enforceable, such provision should be narrowed in scope and duration to the extent (and only to such extent) necessary to make such provision enforceable. The invalidity or unenforceability of any provision or provisions of this Section 15 shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

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        16.     VENUE AND JURISDICTION; WAIVER OF JURY TRIAL. Any claim brought by you arising out of or in connection with this Agreement or the Authorization (as incorporated herein by reference), the subject matter thereof, or the performance or non-performance of any obligation thereunder (other than a counterclaim maintained by you in an action originally brought by the Company), shall be brought in either the state or federal courts located in the State of New Jersey. You hereby irrevocably submit to the jurisdiction of each of the state or federal courts located in the State of New Jersey for the purposes of any suit, civil action or other proceeding ("Suit") arising out of or in connection with this Agreement or the Authorization, the subject matter thereof, or the performance or non-performance of any obligation thereunder. You hereby waive and agree not to assert by way of motion, as a defense or otherwise in any such Suit, any claim that you are not subject to the jurisdiction of the state or federal courts located in the State of New Jersey, that such Suit is brought in an inconvenient forum, or that the venue of such Suit is improper. You hereby consent to service of process by first-class mail with respect to any action brought by the Company against you arising out of or in connection with this Agreement or the Authorization.

YOU HEREBY WAIVE ANY TRIAL BY JURY WITH RESPECT TO ANY CLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE AUTHORIZATION, THE SUBJECT MATTER THEREOF, OR THE PERFORMANCE OR NON-PERFORMANCE OF ANY OBLIGATION THEREUNDER.

        17. MISCELLANEOUS. This Agreement and the Authorization contain a complete statement of all the arrangements between the parties with respect to their subject matter, and this Agreement cannot be changed except in a writing executed by both parties. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to agreements made and to be performed exclusively in New Jersey. The headings in this Agreement are solely for the convenience of reference and shall not affect its meaning or interpretation.

Please indicate your acceptance of the foregoing terms and conditions by signing a copy of this Agreement and returning it to the Company to the attention of the Compensation Department.


Linens 'n Things, Inc.                               Employee:


By:      BRIAN D. SILVA                              JACK E. MOORE, JR.
         --------------                              ------------------
Name:    Brian D. Silva                              Jack E. Moore, Jr.
Title:   Senior Vice President, Human
         Resources, Administration
         and Corporate Secretary

Date:    July 10, 2004                               Date:    July 10, 2004
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